UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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The following information was posted on United States Steel Corporation’s microsite on February 2, 2024.

Legal Disclaimer costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances. acquisitions or investments not having the antlcipated results: natural disasters and accidents or unpredictable events which may disrupt NSC's supply chain as well as other events that may negatively impact NSC's business activities: risks relating to CO2 emissions and NSCs challenge for carbon neutrality: the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses r esulting from any defects in our products or incurring additional costs and reputat iona1 harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well a tax, environmental. health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this website is as of the date above. Neither the Company nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes In the Company's or NSC's expectations whether as a result of new information, future events or otherwise, except as required by law. -

TRANSACTION BENEFITS FOR ALL STAKEHOLDERS

NIPPON STEEL CORPORATION (NSC)[1] AND U. S. STEEL COMBINATION IS THE BEST DEAL FOR AMERICAN STEEL

NSC HAS A PROVEN RECORD OF ACQUIRING, OPERATING AND INVESTING IN STEEL MILL FACILITIES IN AMERICA

NSC'S 40-YEAR PRESENCE AT MANUFACTURING BASES, INCLUDES:

NSC RECOGNIZES THAT THE COMBINED WORKFORCE IS CRITICAL TO OPERATIONS AND IS COMMITTED TO HONORING ALL USW COLLECTIVE BARGAINING AGREEMENTS

BENEFITS UNDER TERMS OF THE CURRENT CBA

5% WAGE INCREASES
Annually

$4.00/HOUR
Contribution to the Steelworkers Pension Trust

UNCAPPED PROFIT SHARING

$0.75/HOUR
401(k) contributions

THIS TRANSACTION REPRESENTS ANOTHER EXAMPLE OF THE UNITED STATES' STRATEGIC PARTNERSHIP WITH JAPAN...

Shared commitment to decarbonize by 2050 for a more sustainable world for all

RAHM EMANUEL

STRENGTHENS U. S. STEEL'S MINED, MELTED AND MADE IN AMERICA PORTFOLIO OF PRODUCTS

Focus remains on providing U. S. Steel customers with the same high-quality steels and reliability

Global innovation increases operating efficiency of integrated steel production

Together, we will be able to achieve new levels of growth while delivering differentiated, innovative and sustainable solutions for customers

ENHANCING U. S. STEEL

THE TRANSACTION WITH NSC WILL ENHANCE U. S. STEEL IN THE FOLLOWING WAYS:

Essential to Electric Vehicles & More

Essential to American-made Vehicles

DIFFERENTIATED OPERATION AND MAINTENANCE TECHNOLOGIES
Essential for American Competitiveness

The combined expertise and experience of NSC and U. S. Steel is expected to further enhance the cost competitiveness and reliability of U. S. Steel's operating facilities.

U. S. Steel will also be able to leverage NSC operational technologies and know-how related to energy savings, integrated steel production and recycling.

DRIVE TOWARDS DECARBONIZATION
Essential to a Sustainable World

To meet the needs and demands of customers, NSC and U. S. Steel share a commitment to decarbonize by 2050 and recognize that solving sustainability challenges is a fundamental pillar of a steelmaker's long-term viability and growth.

Likewise, NSC and U. S. Steel understand diverse methods or alternatives are necessary to overcome the challenges facing the steel industry.

NSC is working on three breakthrough technologies to progress towards its goal of achieving carbon neutrality by 2050, including:
- High grade steel production in large size electric arc furnaces;
- Hydrogen use in the direct iron reduction process; and
- Hydrogen injection technology for blast furnaces.

U. S. Steel is similarly focused on reducing its carbon footprint, including through reduced energy consumption, increased use of renewable energy and advancing partnerships for carbon capture and other methods benefiting integrated operations.

1 Nippon Steel North America (NSNA) is a wholly owned subsidiary of Nippon Steel Corporation

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U.S. STEEL AND NIPPON STEEL CORPORATION (NSC)TRANSACTION IS THE CULMINATION OF A COMPREHENSIVE AND THOROUGH STRATEGIC ALTERNATIVES REVIEW PROCESS

Transaction delivers significant, certain and immediate value for U. S. Steel stockholders

PROCESS LED BY INDEPENDENT BOARD MEMBERS AND OUTSIDE FINANCIAL & LEGAL ADVISORS

12
Independent Directors

3
Financial Advisory Firms

2
Legal Advisory Firms

INITIAL ASSESSMENT

Having received multiple unsolicited private and public proposals, launched strategic alternatives review process in August 2023

Executed confidentiality agreements and shared information package including confidential information memorandum with numerous interested parties

DETAILED DILIGENCE & ENGAGEMENT WITH MULTIPLE PARTIES

Launched detailed due diligence, including multiple site visits, with selected parties

Received multiple non-binding indications of interest

EXTENSIVE NEGOTIATIONS LEADING TO TRANSACTION APPROVAL

Held multiple Board meetings throughout process

Negotiations with multiple bidders

Ultimately received fairness opinions from independent financial advisors

Following comprehensive and thorough process, the Board unanimously approved transaction with NSC as the alternative that is in the best interests of stockholders and determined, in accordance with the USW contract, that the transaction is superior to, and more favorable to, USS and / or its stockholders than the other transactions contemplated

KEY TRANSACTION HIGHLIGHTS & DETAILS

SUPERIOR STOCKHOLDER VALUE	**$55.00** per share or $14.9 billion enterprise value	**142%** premium (to U. S. Steel's unaffected closing stock price on August 11, 2023)
DELIVERS SIGNIFICANT VALUE FOR STOCKHOLDERS	Certain and immediate value through an all-cash consideration	
FULLY COMMITTED FINANCING	NSC plans to fund the transaction through proceeds mainly from borrowings from certain Japanese banks and has already secured financing commitments, no financing conditions	
COMMITTED TO PARTNERING WITH THE UNITED STEELWORKERS UNION (USW)	NSC will assume all USW agreements, including all collective bargaining agreements	

KEY TRANSACTION HIGHLIGHTS & DETAILS

SUPERIOR STOCKHOLDER VALUE	**$55.00** per share or $14.9 billion enterprise value	**142%** premium (to U. S. Steel's unaffected closing stock price on August 11, 2023)
DELIVERS SIGNIFICANT VALUE FOR STOCKHOLDERS	Certain and immediate value through an all-cash consideration	
FULLY COMMITTED FINANCING	NSC plans to fund the transaction through proceeds mainly from borrowings from certain Japanese banks and has already secured financing commitments, no financing conditions	
COMMITTED TO PARTNERING WITH THE UNITED STEELWORKERS UNION (USW)	NSC will assume all USW agreements, including all collective bargaining agreements	

COMMITTED TO AMERICAN STEEL, INNOVATION, JOBS AND COMMUNITIES

- Maintains U. S. Steel iconic name and headquarters in Pittsburgh, PA
- Shared desire to create best steelmaker with world-leading capabilities
- Combines cutting edge technologies
- Combined workforce recognized as critical for operations in the U.S. and globally
- Values continuity in strong relationships with U. S. Steel's stakeholders

1 Nippon Steel North America (NSNA) is a wholly owned subsidiary of Nippon Steel Corporation

NIPPON STEEL United States Steel
Privacy Policy

:: TRANSACTION BENEFITS FOR EMPLOYEES U.S. STEEL AND NIPPON STEEL CORPORATION (NSC1 ) COMBINATION IS THE BEST DEAL FDR AMERICAN STEEL ----·- ~------- -------- -- ,.,, S15au:IIINZOZ3 $50111.lJ)N.2023 2Ull.l.OITWCS (Z0.3Ttl'IIUI '" 0 ----- ·•------ W.----~i-......... - --------- ____ .,. __ _ __ ,, ____ __ ·-------- ------ ___ .. __ ·------- ------·- 0 0 0 0 1150 121,000- 12.1 .... ,r.ws [IITDIIJEJ4 1,993 20 0 ·----- ~-------·-- -·-___ .,. __ ------- _.,,_ ·-·--- ____ _ ,. __ _ .. _ ... __ - - ·------- ___ ..., ___ _ 0 0 0 0

NIPPON STEEL | United States Steel



TRANSACTION BENEFITS FOR REPRESENTED EMPLOYEES

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NIPPON STEEL TRANSACTION WITH U. S. STEEL SECURES LONG-TERM FUTURE OF UNION JOBS

Nippon Steel Corporation (NSC) is committed to partnering with the United Steelworkers (USW). Will honor all USW agreements and recognize the USW as the bargaining representative for USW-represented employees at closing.

TOP QUESTIONS

What does this mean for represented employees?

This transaction will not change existing collective bargaining agreements, and union members will continue receiving their paychecks, profit sharing and benefits as normal.

U.S. Steel will retain its iconic name and headquarters in Pittsburgh, Pennsylvania, reinforcing its commitment to customers, local communities, and employees.

This announcement will not impact day-to-day operations and all CBAs remain in effect.

Does NSC recognize the USW and assume the existing BLA?

NSC is committed to honoring the Basic Labor Agreement (BLA) between U. S. Steel and the USW and recognizes the USW as the bargaining representative for represented employees.

NSC has the financial wherewithal and desire to honor all existing agreements with the USW.

Does the USW have the right to veto the transaction with NSC?

Neither the USW nor their previously announced assignee, Cleveland-Cliffs, has the right to veto a bid accepted by the Board because NSC complied with the BLA requirements by agreeing to assume all existing collective bargaining agreements and to recognize the USW as the bargaining representative for USW-represented employees.

Does the USW have topping rights?

There are no topping rights included in any of the BLAs, meaning the USW does not have the right to "top" a bid accepted by the Board under the BLA.

What is the 45-day window and when did it start?

U. S. Steel notified the USW it had received a bona fide offer early in the strategic alternatives review process.

U. S. Steel provided the USW with earliest practicable knowledge of the strategic alternatives process and Cleveland-Cliffs, the Union's assignee, had an opportunity to "organize a transaction."

U. S. Steel provided the USW with more than the contractually required 45 days to submit an offer; no action was taken on any offer until well past the expiration of the 45 days.

When does the existing BLA expire?

The existing BLA was ratified in December 2022 and expires on September 1, 2026.

KEY THINGS TO KNOW

- No changes to existing collective bargaining agreements
- Represented members will continue receiving their paychecks, profit sharing and benefits from U. S. Steel
- The U. S. Steel brand, operating and customer base, and headquarters in Pittsburgh, Pennsylvania all to continue
- No change to profit sharing or existing benefits
- Expands NSC's existing strong relationship with the USW, as they already have approximately 520 USW-represented employees in the United States

FAST FACTS

Following the close of the transaction, U. S. Steel will retain its iconic name and headquarters in **Pittsburgh, PA**, which support **1,000 roles** across corporate, research, commercial, information technology, finance, human resources, legal and communications functions.

NSC recognizes that the combined workforce is critical to operations and is **committed to honoring all of U. S. Steel's commitments with its employees**, including all collective bargaining agreements in place with its unions.

No job loss as a result of the merger.

Eiji Hashimoto, President, NSC and Takahiro Mori, Executive Vice President, NSC wrote about their plans to grow U. S. Steel in *The Wall Street Journal*

READ THEIR OP-ED HERE

NIPPON STEEL | United States Steel

Privacy Policy

TRANSACTION BENEFITS FOR CUSTOMERS

MOVING FORWARD TOGETHER AS THE BEST STEELMAKER WITH WORLD-LEADING CAPABILITIES ... FOR OUR CUSTOMERS

STRATEGIC BENEFITS: 3 THINGS TO KNOW

UNLOCKS MORE FOR CUSTOMERS THROUGH EXPANDED CAPABILITIES, INNOVATION AND A GLOBAL PLATFORM

COMMITS TO MAINTAINING STRONG CUSTOMER AND STAKEHOLDER RELATIONS

DRIVES THE GLOBAL STEEL INDUSTRY TOWARDS DECARBONIZATION AND A SUSTAINABLE WORLD

UNTIL TRANSACTION IS COMPLETE, IT IS BUSINESS AS USUAL

Team remains focused on safety and responsibly executing across all operations, while continuing to deliver for our customers.

- Ensuring customers continue to receive best-in-class service is important to us.
- Our primary objective remains providing customers with the differentiated, innovative and sustainable solutions they've come to expect from U. S. Steel.

Questions? Please contact your existing U. S. Steel commercial contact.

Q&A

Who do I call to inquire about placing a new order or checking on an existing order?

Will my existing contracts/agreements be impacted?

Where do I send purchase orders given this announcement?

Is NSC now setting prices at U. S. Steel based on this announcement today?



INVESTORS

DELIVERS CERTAIN AND IMMEDIATE VALUE FOR U. S. STEEL SHAREHOLDERS

ACCELERATES NSC'S GROWTH TO DELIVER ENHANCED PROFITABILITY AND LONG-TERM VALUE FOR NSC SHAREHOLDERS

- ✓ **Culmination of a robust review of strategic alternatives** led by the U. S. Steel Board of Directors, with the assistance of outside financial and legal advisors
- ✓ Board engaged **multiple strategic and financial and legal advisors** and evaluated transaction against standalone prospects, performance and outlook
- ✓ U. S. Steel Board is confident this transaction with NSC maximizes value for U. S. Steel shareholders and is the **best path forward for other U. S. Steel stakeholders**

RESULT OF U. S. STEEL'S COMPREHENSIVE AND THOROUGH STRATEGIC ALTERNATIVES PROCESS

INVESTOR RESOURCES

- PRESS RELEASE →
- INVESTOR PRESENTATION →
- PROCESS FACT SHEET →
- FILINGS →





SUPPORTING OUR COMMUNITIES

- Retaining U. S. Steel's iconic name, brand and headquarters in Pittsburgh, PA
- Remaining a productive member of U. S. Steel's communities
- Driving global steel industry toward carbon neutrality and our shared commitment of decarbonization by 2050

STAKEHOLDER RESOURCES

- PRESS RELEASE →
- USW FACT SHEET →

NIPPON STEEL @ United States Steel HOME BENEFITS OFT HE TRANSACTION v SUPPORT FOR THETRANSACTION NEWSROOM AND MATERIALS CONTACT DOWNLOAD PDF .±. HERE'S WHAT PEOPLE ARE SAYING ABOUT U. S. STEEL'S PROPOSED TRANSACTION WITH NIPPON STEEL CORPORATION (NSC) 1

FROM GOVERNMENT OFFICIALS...



RAHM EMANUEL

UNITED STATES AMBASSADOR TO JAPAN
DEC. 18, 2023

"Nippon Steel and U. S. Steel announce ahistoric $14.9 billion transaction. These two iconic companies are defining the future of the key steel industry and forging a strong bond as they face a more competitive environment.While the USA and Japan have been the number one investors in each's country for the past four years, today's announcement will deepen those bonds."



FORMER US SEN. FOR PA PAT TOOMEY

CARROLL TOWNSHIP
DEC. 21, 2023

[U. S. Steel] "shareholders consist of Americans of all stripes. The teachers, firemen, truck drivers, who have 401(k)s and pension plans invested in companies including U. S. Steel. [...] This is good for the steel workers. This is good for steel production. This is good for the United States. The fact of the matter is that Nippon Steel would be obligated to follow al of the labor laws that anyone else is obligated to, including the negotiations over new contracts, which is very heavily regulated by the federal government...I think the union workers ought to be glad that a larger parent company with greater resources is going to be there to increase the likelihood that they stay viable. I think it's a big mistake for the unions to conclude somehow they're worse off when it's not at all clear that that's the case."

FROM THE ANALYST AND INVESTMENT COMMUNITY...

BANK OF AMERICA

Bank of America analysts said,"X stated that NSC has committed to honor all labor agreements and would maintain X's iconic brand name. From an overall industry perspective, the deal would increase competition in the domestic market (especially auto/electrical steel) with no material offset from consolidation."

DECEMBER 18, 2023

CRU

Josh Spoores, steel analyst at CRU Group, told Yahoo Finance the announcement could be good news for buyers. Further consolidation of the US market would have increased prices and pushed manufacturers elsewhere, he said. The deal has the potential to keep the domestic market competitive, which could encourage manufacturers to keep producing in the US and employing US workers.

DECEMBER 18, 2023

Morgan Stanley

Morgan Stanley analysts said, "Given Nippon has stated it will honor all of U. S. Steel's commitments with its employees, including all collective bargaining agreements in place with the unions, we believe the requirements for any transaction to take place will likely be fulfilled."

DECEMBER 18, 2023

IN THE MEDIA

FT FINANCIAL TIMES

In the media... "Japan reasonably thinks of itself asAmerica's closest ally in Asia. It is the host nation of the largest number of US military outside the US itself and a gargantuan customer of American hardware. Japan has also recently proved its friendship many times over — most prominently by joining the US in imposing restrictions on exports of high-end semiconductor production equipment, and by directly helpingWashington rally sign-ups to the Indo-Pacific EconomicFramework trade deal."

DECEMBER 19, 2023

PITTSBURGH TRIBUNE-REVIEW

"...shareholders are not the only winners. The UnitedSteelworkers will have their contract honored and a good-faith bargaining partner in the combined U. S.Steel-NSC. Pittsburgh and Pennsylvania get to keep theU. S. Steel jobs that already were here, and our state will maintain its primacy in the American steel industry. Finally, up and down the steel supply chain, buyers will have a competitive marketplace that is not dominated by any one firm. As inflation continues to be a problem, a merger that will help keep prices down is good for consumers."

DECEMBER 19, 2023

Pittsburgh Post-Gazette

"Jobs are staying in Pennsylvania instead of leaving. The iconic U. S. Steel brand will continue instead of fading away. The United Steelworkers will continue to represent the hardworking men and women in a combined U.S. Steel – Nippon Steel. Our allied supply chain will be strengthened and Chinese grip on the international steel market will be weakened. What's not to like? "

DECEMBER 20, 2023

Pittsburgh Post-Gazette

"... this deal may be the best outcome for what was once the world's largest company, for the Pittsburgh region, and for the United States...Nippon has few operations in the US, so there are no serious antitrust concerns. For southwest Pennsylvania, it's unlikely Nippon just dropped$14 billion — a huge 40% premium on the market value —just to shut down the Mon Valley Works. It is more likely that Nippon values owning an American integrated steel operation, maybe even more than U. S. Steel did. Nippon has also committed to making steel as cleanly as possible"

DECEMBER 20, 2023

The Washington Post

"The proposed transaction should easily pass muster. Large-scale capital investment by a Japanese company poses no danger to U.S. national or economic security, as the relevant agency — the Committee on Foreign Investment in theUnited States (CFIUS), chaired by Treasury Secretary Janet L. Yellen — has every reason to conclude...Japan is a U.S. allyand party to a mutual defense pact. The two countries cooperate on the production of microchips and other sensitive technologies."

DECEMBER 22, 2023

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HERE'S WHAT PEOPLE ARE SAYING ABOUT U. S. STEEL'S TRANSACTION WITH NIPPON STEEL

There is broad agreement that the transaction with NSC will support customers, employees and communities

FROM GOVERNMENT OFFICIALS...



WILBUR ROSS

FORMER UNITED STATES SECRETARY OF COMMERCE
DEC. 20, 2023

"Nippon Steel is a very high-tech steel company. If anything, they may have better technology than U. S. Steel.They've pledged to honor the labor contracts, which go through 2026, and they have pledged 0 carbon by 2050.They're a very, very responsible company and it reminds me back some decades ago when I was at Rothschild.We represented the Rockefeller 34 trust when they sold Rock Center to the Japanese to Mitsui and everybody said, "Oh my God, the sky is falling. An American icon owned by the Japanese." Well, you know what the consequences were? Nothing, no consequences, and I don't think there will be any consequences of this."

FROM THE ANALYST AND INVESTMENT COMMUNITY...



John C. Tumazos, metals industry analyst at Very Independent Research, told Pittsburgh Tribune-Review the transaction will not trigger mass layoffs in southwestern Pennsylvania or encourage new owners to idle mills; instead, it will create new jobs, spark investment and invest heavily in upgrading existing facilities."

DECEMBER 23, 2023

CRU

Josh Spoores, steel analyst at CRU Group, said, "I do expect for them (NSC) to come and invest in some production lines in the U.S...I don't think (those opposing the sale) are seeing the whole picture. I think they're seeing the old, iconic image of U. S. Steel and not what it is today."

DECEMBER 23, 2023



James Pinkerton, political analyst, said, "The news that Nippon Steel wants to buy U. S. Steel is good news. If money talks, then this offer from a Japanese company speaks loudly. It's a vote of confidence in American manufacturing, in American workers, and in the United States itself... Nippon Steel has pledged to honor collective bargaining agreements with the United Steelworkers union. So that's good news for workers across Pennsylvania and other states."

DECEMBER 22, 2023

FROM POLICY EXPERTS...



SANJAY PATNAIK

DIRECTOR OF THE CENTER ON REGULATION AND MARKETS AT THE BROOKINGS INSTITUTION

DEC. 22, 2023

"I don't see a compelling national security reason to block it because again, Japan is an ally. And actually,I've seen some information that if the deal goes through, the combined joint company could be a pretty good play on the world market, which would pose a counterweight to the Chinese steelmakers."



WILLIAM CHOU

JAPAN FELLOW AT HUDSON INSTITUTE

DEC. 22, 2023

"The sale protects American consumers. Had U. S. Steel merged with Cleveland-Cliffs, the new company would have dominated steel supplies for the auto industry and provided all the steel needed for electric-vehicle motors.The lack of competition would likely mean higher EV costs for consumers...Nippon Steel plans to maintain U.S.-based production, which will provide Americans with greater economic security."

IN THE MEDIA

THE WALL STREET JOURNAL

"The merger may enhance U.S. competitiveness. The $15 billion deal would create one of the world's top three steel makers, and it's a direct investment in U.S. manufacturing...Nippon Steel is likely to improve U.S. Steel's operations and efficiency. The company headquarters will remain in Pittsburgh. Foreign capital investment in the U.S. is good for the economy and workers."

DECEMBER 22, 2023

FT FINANCIAL TIMES

"The acquisition of US Steel by Nippon Steel is a symbolic deal (both companies are after all named after their respective countries, ie "Nippon" means Japan). It is also symbolic in terms of competition in global capital markets, and in the pursuit of scale and efficiency in the steel industry, as well as in terms of economic security between Japan and the US and the western world."

JANUARY 2, 2024

Bloomberg

"The upsides of the deal outweigh the potential drawbacks. The acquisition would lend US Steel the backing of a financially stronger patron and create a steel giant able to hold its own against China's behemoth producers. It's highly unlikely that the Pentagon's needs, which currently account for about 3%of total US steel shipments, would be in any way compromised. Even if Nippon Steel, a private company, were somehow beholden to the Japanese government, there's little reason that Japan would want to weaken the US military at a time when it faces growing threats from China and North Korea"

JANUARY 2, 202

"U. S. Steel Merger Objections Rooted In A 1970s-Era Perspective" By Ike Brannon Ike Brannon is a former senior economist for the United States Treasury and U.S. Congress. He is president of Capital Policy Analytics, d consulting firm that does research on issues related to public policy and financial markets. Read Full 011-Ed on Forbes "U. S. Steel and Nippon will be Good Partners" By Steve Forbes Steve Forbes is chairman and editor~111-chief of Forbes Media. Read the Full 011-Ed on The WashingJQ!! Examiner "Economic illiteracy and unseemly xenophobia hit the U.S. Steel deal" By George F. Will George F. Will is a columnist at The Washington Post who writes on politics and domestic and foreign affairs since 1977. J../e won the Pulitzer Prize for commenta,y In 1977 and is a regular contributor to MSNC and NBC News. Read the Full Column on The Washington Post "Nippon Steel's Purchase of U. S. Steel Will Improve The Economy" By Wayne Winegarden Wayne Winegarden is a Senior Fellow in Business and Economics at the Pacific Research Institute and the Director of PRl's Center for Medical Economics and Innovation whose research explores the connection between macroeconomic policies and economic outcomes, with a focus on the health care and energy industries. Mr. Winegarden has 25 years of experience advising Fortune 500 companies, medium and small businesses. and trade associations and received his Ph.D. in economics from George Mason University. Read Full Op-Ed on Forbes "Let the watchdogs decide if a foreign U. S. Steel sale works for America" By Marc L. Busch Marc L. Busch is the Karl F. Landegger Professor of International Business Diplomacy at the Walsh School of Foreign Servfce. Georgetown University, and a global fellow at the Wt/son Center's Wahba Institute for Strategic Competition. Read Full OQ:Ed on The Hill "Why there's no reason to worry about the Japanese takeover of U.S. Steel" By The Editorial Board Read Full Editorial on The Washington Post "Biden's Foolish Snub of Nippon Steel" By William Chou Mr. Chou is a Japan Chair fellow at the Hudson Institute. Read Full 011-Ed on The Wall Street Journal "The U. S. Steel Acquisition Is Good for America" By Bruce Thompson Bruce Thompson was a U.S. Senate aide, assistant secretary of Treasury for legislative affairs, and the director of government relations for Merrill Lynch for 22 years. Read Full OR-Ed on Real Clear Markets "Biden Shouldn't Block the Nippon Steel Deal" By The Editorial Board Read Full Editorial on Bloomberg

"Multinationals urge Janet Yellen not to let politics stop US Steel deal" By Aime Williams Aime Williams covers foreign policy. trade and climate for the Financial Times. Read the Full Article on Financial Times "They've pledged to honor the labor contracts, which go through 2026, and they have pledged 0 carbon by 2050. They're a very, very responsible company ... " Wilbur Ross Former United States Secretary of Commerce Watch Video "U. S. Steel-NSC Merger a good deal for workers, consumers and Pa." By Ryan Costello Ryan Costello is a former member of Congress from Pennsylvania. Read Full Op-Ed on Trib Live t Nippon Steel North America (NSNA) is a wholly-owned subsidiary of Nippon Steel Corporation "This is good for steelworkers, this is good for steel production, it's good for the United States. I don't get the argument against it." Pat Toomey Former U.S. Senator for Pennsylvania Watch Video i,111111 NIPPON STEEL @ Umtell States Steel Privacy Pol icy

NIPPON STEEL @ United States Steel PRESS RELEASE HOME BENEFITS OF THE TRANSACTION v SUPPORT FOR TNE TRANSACTION NEWSROOM AND MATERIALS CONTACT NIPPON STEEL CORPORATION INSCJ TO ACQUIRE U.S. STEEL, MOVING FORWARD TOGETHER AS THE 'BEST STEELMAKER WITH WORLD-LEADING CAPABILITIES' DECEMBER 18. 2023

INVESTOR PRESENTATION + TRANSCRIPTS STAKEHOLDER RESOURCES NSC INVESTOR CAU TRANSCRIPT DECEMBER 19, 2023 NSC- U.S. STEEL TRANSACTION INVESTOR CALL TRANSCRIPT DECEMBER 18. 2023 NSC -U.S. STEEL TRANSACTION INVESTOR PRESENTATION DECEMBER 18. 2023 ENHANCING US STEEL FACT SHEET [1 OVERVIEW FACT SHEET [1 WHAT PEOPLE ARE SAYING FACT SHEET #1 [1 WHAT PEOPLE ARE SAYING FACT SHEET #2 [1 PROCESS FACT SHEET [1 UNITED STEELWORKERS FACT SHEET [1

FILINGS U.S. STEEL SEC FILINGS ~ PRELIMINARY PROXY STATEMENT ~ JANUARY 24. 2024 DAVE BURRITT LITTER TO EMPLOYEES ~ JANUARY 15, 2024 MERGER AGREEMENT ~ DECEMBER 18, 2023 DAVE BURRITT LITTER TO EMPLOYEES ~ DECEMBER 18, 2023 8-K REGARDING A LETTER TO STOCKHOLDERS FROM DAVE BURRITT ~ AUGUST 29, 2023 LETTER TO STOCKHOLDERS ~ 8-K OUTLINING BLA WITH USW ~ AUGUST 22. 2023 ASSOCIATED EMPLOYEE LETTER ~ "' NIPPON STEEL ~ Un1led Stales Steel Pnva Pol c,

NIPPON STEEL @ United States Steel HOME BENEFITS OF THE TRANSACTION v SUPPORTFOR THETRANSACTION NEWSROOM IND MATER IALS CONTACT

NSC CONTACTS MEDIA Rf contact1ajMii:u~nstee1.com Kayo Kikuchi +81-3-6867-2977 kikuchi.26s.kayo_@jr.1.nir.1r.1ons1eel.com Masato Suzuki +81-3-6867-2135 suzuki.s4f.masato@jp.niRROnsteel.com U.S.STEELCONTACTS MEDIA INVESTORS Tara Carrara Kevin Lewis INVESTORS i@jlW.iRQQnsteel.com Yuichiro Kaneko +81-80-9022-6867 kaneko.ys;l;/_uichiro@jr.1.nir.1r.1onsteel.com Yohei Kato +81-80-2131-0188 kato.rk5.ymi.ei@jr.i.nir.iRonsteel.com +1 (412) 433 1300 media@uss.com +1 (412) 433 6935 klewis@uss.com Kelly Sullivan / Ed Trissel +1 (212) 355 4449 GENERAL U.S. MEDIA CONTACTS INQUIRIES NSCMedia@teneo.com [U.S.) Robert Mead Nippon +1 (917) 327 9828 Steel North Robert.Mead@leneo.com America, Inc. Monika Driscoll +1 (713) 654 +1 (929) 388 9442 7111 Monika.Driscoll@teneo.com Tucker Elcock +1 (917) 208 4652 Tucker.Elcock@teneo.com " NIPPON STEEL ~ Un1led Slates Steel PllVa~ Pohg

Additional Information and Where to Find It

This communication relates to the proposed transaction between the United States Steel Corporation (the “Company”) and Nippon Steel Corporation (“NSC”). In connection with the proposed transaction, the Company has filed and will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”), a preliminary version of which was filed with the SEC on January 24, 2024. The information in the preliminary Proxy Statement is not complete and may be changed. The definitive Proxy Statement will be filed with the SEC and delivered to stockholders of the Company. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction. The proposed transaction will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (A PRELIMINARY FILING OF WHICH HAS BEEN MADE WITH THE SEC), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NSC AND THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain free copies of the preliminary Proxy Statement and the definitive Proxy Statement (the latter if and when it is available), as well as other documents containing important information about the Company, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the other documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone 412-433-1121, or from the Company’s website www.ussteel.com.

Participants in the Solicitation

NSC, the Company and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement, a preliminary version of which was filed with the SEC on January 24, 2024. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and was included in the preliminary version of the Proxy Statement filed with the SEC. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the possibility that the Company’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in NSC’s regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well as tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this communication is as of the date above. Neither the Company nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.